Exhibit 10.2
AMENDED AND RESTATED
MANUFACTURER’S REPURCHASE AGREEMENT
     This AMENDED AND RESTATED MANUFACTURER’S REPURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Repurchase Agreement”), dated as of February 28, 2011, is among POLARIS INDUSTRIES INC., a Minnesota corporation (“PII”), POLARIS INDUSTRIES INC., a Delaware corporation (“Manufacturer”), and POLARIS SALES INC., a Minnesota corporation (“PSI”), with each of their principal business addresses at 2100 Highway 55, Medina, MN 55340 (collectively and each individually, “Polaris”), and POLARIS ACCEPTANCE, an Illinois general partnership, with its principal office at 5595 Trillium Boulevard, Hoffman Estates, IL 60192 (“PA”).
     Polaris and PA are parties to that certain Manufacturer’s Repurchase Agreement, dated February 7, 1996, as amended through the date hereof (the “Original Repurchase Agreement”); and
     Polaris and PA desire to amend and restate the Original Repurchase Agreement in its entirety as set forth herein.
     In consideration of PA advancing against or otherwise acquiring Invoices (as herein defined), and in consideration of the promises herein contained the parties hereby agree as follows:
     1. Capitalized terms used, but not otherwise defined, herein shall have the following meanings:
     “ATV” means an all terrain vehicle.
     “Business Day” means any day the Federal Reserve Bank of Chicago is open for the transaction of business.
     “Dealer” means any person, firm or corporation which bought or buys Inventory at wholesale from any Polaris Entity and sells Inventory at retail or otherwise.
     “Inventory” means all of the following: (i) all Wholegoods Inventory, (ii) all PG&A Inventory, and (iii) all Trade-In Inventory.
     “Invoice” means a note, invoice, bill of sale, inventory schedule or other evidence of indebtedness or obligation arising out of and contemporaneously with the sale or delivery of Inventory by any Polaris Entity to Dealer.
     “PG&A Inventory” means, individually and collectively, all parts, garments, oil and lubricating products, or accessories which are manufactured, sold or distributed by any Polaris Entity.
     “Polaris Entity” means, individually and collectively, PII, Manufacturer, PSI and any direct or indirect subsidiary of PII.
Amended and Restated
Manufacturer’s Repurchase Agreement

     “Program Letter” means that certain Amended and Restated Program Letter, dated as of February 28, 2011, between PA and Polaris, as amended, restated, supplemented or otherwise modified from time to time.
     “Trade-In Inventory” means, individually and collectively, all used snowmobiles, ATVs, side-by-side vehicles or motorcycle units tendered to a Dealer as a trade-in, of whatever make, brand or model, in connection with a Dealer’s sale of an item of new inventory manufactured, sold or distributed by any Polaris Entity provided such units are financed by PA.
     “Wholegoods Inventory” means, individually and collectively, all snowmobiles, ATVs, side-by-side vehicles or motorcycles manufactured, sold or distributed by any Polaris Entity.
     2. PA, from time to time, may advance against, otherwise acquire or enter into Invoices acceptable to PA, executed by or on behalf of Dealers in accordance with PA’s plan or plans of financing in effect from time to time, including, without limitation, the Program Letter. Such Dealers shall be of acceptable credit and financial responsibility to PA.
3. (a) If PA shall repossess or come into possession of any Wholegoods Inventory covered by any Invoice, Polaris will purchase from PA, upon demand, such Wholegoods Inventory as may be repossessed or that PA may come into possession of, wherever located, and will pay PA therefor, in cash or by credit memo and within thirty (30) days, an amount equal to the unpaid balance of the original Invoice with respect to such Wholegoods Inventory, if such Wholegoods Inventory is (i) in new and unused condition or (ii) in new and unused condition, but subject only to wear and tear incident to display or demonstration.
     (b) If PA shall repossess or come into possession of any Trade-In Inventory, Polaris will purchase from PA, upon demand, such Trade-In Inventory as may be repossessed or that PA may come into possession of, wherever located, and will pay PA therefor, in cash or by credit memo and within thirty (30) days, an amount equal to the unpaid balance of the amount advanced by PA to such Dealer with respect to such Trade-In Inventory.
     (c) If PA shall repossess or come into possession of any PG&A Inventory covered by any Invoice, Polaris shall use all reasonable efforts to assist PA in disposing of such PG&A Inventory for the highest possible price through Polaris’s contacts in the industry. These reasonable efforts may include the repurchase of PG&A Inventory from PA by Polaris in an amount equal to the original Invoice less a fifteen percent (15%) restocking fee when such PG&A Inventory can be resold by Polaris to one of Polaris’s Dealers at an amount not less then the Invoice price less the fifteen percent (15%) restocking fee, it being understood however, that Polaris shall not be obligated to repurchase any such PG&A Inventory.
     (d) In addition, Polaris shall pay PA all reasonable costs and expenses, including reasonable attorneys’ fees, incurred by PA as related to Polaris’s purchase
Amended and Restated
Manufacturer’s Repurchase Agreement

obligations with respect to the above described Inventory. Polaris will not assert any interest in or any title to such repossessed Inventory until the said purchase price therefor has been paid to PA in full, in cash or by credit memo.
     (e) Notwithstanding the terms in paragraphs 3(a) through 3(c) above, Polaris’s purchase obligation in any calendar year under this Repurchase Agreement shall not exceed fifteen percent (15%) of the average month-end balance of total outstandings for Inventory financed by PA the prior calendar year. The calendar year in which PA tenders the Inventory to Polaris for purchase shall be the calendar year in which Polaris incurs the purchase obligation. However, Polaris’s purchase limit relates only to Inventory PA repossesses or comes into possession of because a Dealer is in default to PA under the terms of its financing arrangement or because a Dealer is experiencing some type of financial difficulty.
     (f) PA may, from time to time, extend loans to Dealers to enable such Dealers to finance Capital Assistance Dealer Recovery fees and/or cancellation fees charged to such Dealers by any Polaris Entity (“Manufacturer Fees”). In addition to all other obligations of Polaris set forth in this Repurchase Agreement, including, but not limited to, Polaris’s obligation to repurchase Inventory, in consideration of financing provided or to be provided by CDF to Dealers and for other good and valuable consideration received, Polaris unconditionally and absolutely guarantees to CDF the immediate payment when due of one hundred percent (100%) of all current and future Liabilities which any Dealer owes to CDF as a result of CDF’s extension of financing to such Dealer for Manufacturer Fees. The term “Liabilities” as used in this paragraph means the principal balance and any finance charges due and owing to CDF by a Dealer and all costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by CDF in attempting to collect such balance and charges from such Dealer. Polaris will immediately pay CDF the amount owed under the terms of this paragraph on receipt of notice from CDF that Liabilities exist with respect to any Dealer.
This guaranty will not be released, discharged or affected by the impairment, sale or other disposition of any collateral that is security for any Dealer’s debt to CDF. Polaris will pay CDF even if CDF has not: (i) notified the applicable Dealer that it is in default, or (ii) exercised any of its rights or remedies against such Dealer, any other person or any current or future collateral. If any Dealer hereafter undergoes any change in its ownership, identity or organizational structure, this guaranty will extend to all current and future obligations which such new or changed legal entity owes to CDF.
Polaris irrevocably waives any right of contribution from any third party, notice of the number and amount of advances made by CDF to any Dealer in reliance on this guaranty and any claim or action against any Dealer, all rights of offset against CDF or any Dealer, and all defenses to the enforceability of this guaranty (including, without limitation, fraudulent inducement). Polaris further waives all defenses based on suretyship or impairment of collateral and defenses which any Dealer may assert on the underlying debt, including, but not limited to, breach of warranty, fraud, payment of disputed amounts, statute of frauds, bankruptcy, statute of limitations, lender liability and deceptive trade practices.
Amended and Restated
Manufacturer’s Repurchase Agreement

     4. Polaris warrants that: (a) all Invoices issued by Polaris represent valid obligations of the applicable Dealer, are legally enforceable according to their terms and relate to bonafide, original acquisition sales of Inventory (except for items of Trade-In Inventory) by Polaris to such Dealer without any claim, offset or defense to payment by such Dealer; (b) at the time of each such sale, all Inventory (except for items of Trade-In Inventory) is in new and unused condition and is of the kind, quality and condition represented or warranted to the applicable Dealer; (c) the applicable Dealer requested that the acquisition of Inventory be financed by PA; (d) Polaris’s title to all Inventory (except for items of Trade-In Inventory) is free and clear of all liens and encumbrances when transferred to the applicable Dealer; (e) all Inventory (except for items of Trade-In Inventory) subject to this Repurchase Agreement meets or exceeds any and all applicable federal and state safety standards; and (f) Polaris transfers to the applicable Dealer all its right, title and interest in and to the Inventory shown on each such Invoice. In the event of breach of any of the above warranties, Polaris will, upon written request, purchase from PA the Invoice covering the Inventory (except for items of Trade-In Inventory) with respect to which the warranty has been breached and will pay therefor, in cash or by credit memo, an amount equal to the original amount of the Invoice or related Invoice, together with all reasonable costs and expenses, including reasonable attorneys’ fees, incurred by PA in connection with such breach.
     5. Each of the Polaris entities covenants as follows: (a) except for items of Trade-In Inventory, all Inventory financed by PA shall be subject to applicable product warranties of Polaris, and (b) except for items of Trade-In Inventory, Polaris agrees to perform, or cause to be performed, all repairs, modifications and/or other acts required by Polaris pursuant to said product warranties. All expenses of performance under this paragraph shall be paid by Polaris.
     6. Polaris waives: notice of non-payment; protest and dishonor and notice of protest and dishonor of any Invoice purchased, otherwise acquired or entered into by PA; notice of PA’s acceptance of this Repurchase Agreement; and all other notices to which Polaris might otherwise be entitled by law. PA may, at any time or times without notice to or further consent of Polaris, renew and extend the time of payment of Invoices or Inventory covered thereby and waive or modify performance of such terms and conditions of its financing arrangements with Dealers, as PA may determine to be reasonable, and no such renewal, extension, compromise, adjustment, waiver or modification shall affect the liability of Polaris hereunder.
     7. The terms and conditions of this Repurchase Agreement and the obligations of Polaris under this Repurchase Agreement shall apply to all Invoices financed by PA and all Inventory held by PA as collateral relating such Invoices, including, without limitation, (i) all Invoices which PA refinances for any Dealer by means of a buyout of such Dealer’s debt from another financing source or otherwise and (ii) all Inventory held by PA as collateral relating to such Invoices.
     8. This Repurchase Agreement is not intended to supersede any agreements (other than the Original Repurchase Agreement) between GE Commercial Distribution Finance Corporation (successor to Transamerica Commercial Finance Corporation) or any affiliate thereof (collectively, “GECDF”) and any Polaris Entity or between GE Commercial Distribution Finance Canada (successor to Transamerica Commercial Finance Corporation Canada) (“GECDF Canada”) and Polaris.
Amended and Restated
Manufacturer’s Repurchase Agreement

     9. This Repurchase Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. PA may assign this Repurchase Agreement, in whole or in part, to any of its subsidiary or affiliated companies or other assignees and, upon such assignment, any such assignee shall be subject to the obligations of PA and entitled to the benefit of all of the covenants and obligations of Polaris herein set forth. None of the Polaris entities may assign this Repurchase Agreement without PA’s written consent.
     10. Either Polaris or PA may cancel this Repurchase Agreement at any time, upon thirty (30) days notice in writing to the other of its intention to cancel. Notwithstanding the foregoing, either Polaris or PA may elect to terminate this Repurchase Agreement immediately upon notice to the other party, if any of such other party is in default under the terms of this Repurchase Agreement, is insolvent, is in receivership or is not paying its debts when due. The termination of this Repurchase Agreement shall in no manner affect, limit or modify the obligations of Polaris as to Invoices purchased, otherwise acquired or entered into by PA prior to the effective date of termination or as to any other obligation hereunder incurred prior to such termination.
     11. The respective representations, warranties, liabilities and obligations of the parties under this Repurchase Agreement shall be performed by said parties; provided, however, if any representation, warranty, liability or obligation of a party is delegated by such party to, undertaken by or performed by such party’s subsidiaries or affiliates, then such party shall remain fully responsible for such representation, warranty, liability or obligation.
     12. Each of PII, Manufacturer and PSI shall be jointly and severally liable with each other for all representations, warranties, liabilities and obligations of any such party under this Repurchase Agreement, and each such party irrevocably appoints the others as its agent for receiving and delivering all notices, communications, consents or any other information under this Repurchase Agreement.
13. (a) All references herein and in the Program Letter to receivables of PA shall be deemed to refer to all receivables owned by PA and accounted for on its books and records as well as all receivables which have been sold by PA into a Securitization Facility (as defined in that certain Amended and Restated Partnership Agreement, between Polaris Acceptance Inc. and CDF Joint Ventures, Inc., dated as of February 28, 2011 (the “Partnership Agreement”)).
     (b) All references herein and in the Program Letter to financial results of PA shall be calculated to include results for both non-securitized and Securitized Receivables (as defined in the Partnership Agreement) originated by PA. Such financial results shall be calculated as they currently are with regard to non-securitized receivables owned by PA and shall be calculated in a similar fashion for all Securitized Receivables. Such calculations for Securitized Receivables shall include, but shall not be limited to, the payment performance of such receivables, the revenue derived from such receivables, losses incurred with respect to such receivables, the expenses allocated to the servicing and collection of such receivables and the debt allocated to such receivables in a manner consistent with the equity structure of PA, in the same fashion as financial results are calculated for receivables retained by PA.
Amended and Restated
Manufacturer’s Repurchase Agreement

     (c) All references herein and in the Program Letter to the return on investment of PA shall be based upon all equity on PA’s books and shall be calculated with reference to the financial results of all receivables owned by PA and accounted for on its books and records as well as the financial results (calculated as described in Section 13(b) above) from the performance of all Securitized Receivables.
     (d) All references herein and in the Program Letter to receivables of PA for purposes of calculating receivables and amounts subject to the Free Floorplan Fee (as defined in the Program Letter) shall be deemed to refer to all receivables owned by PA and accounted for on its books and records as well as all Securitized Receivables. Such calculations shall treat receivables on PA’s books as well as Securitized Receivables identically for purposes of determining when such receivables are subject to Free Floorplan Fees.
     (e) All references herein and in the Program Letter to obligations of Polaris for the repurchase of Inventory shall be deemed to refer to all Inventory securing receivables owned by PA as well as Inventory securing Securitized Receivables. All references herein and in the Program Letter to obligations owed by Dealers to PA in connection therewith shall be deemed to include obligations owed by Dealers under receivables owned by PA as well as obligations owed by Dealers relating to Securitized Receivables.
     14. This Repurchase Agreement amends, restates and supersedes the Original Repurchase Agreement in its entirety.
     15. This Repurchase Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
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Amended and Restated
Manufacturer’s Repurchase Agreement

     IN WITNESS WHEREOF, the parties have caused this Repurchase Agreement to be executed this 28th day of February, 2011.

POLARIS INDUSTRIES INC., a Minnesota corporation (“PII”)
By:	/s/ Michael Malone
	Name:	Michael Malone
	Title:	Vice President — Finance, Chief Financial Officer

POLARIS INDUSTRIES INC., a Delaware corporation (“Manufacturer”)
By:	/s/ Michael Malone
	Name:	Michael Malone
	Title:	Vice President — Finance, Chief Financial Officer

POLARIS SALES INC., a Minnesota corporation (“PSI”)
By:	/s/ Michael Malone
	Name:	Michael Malone
	Title:	Vice President — Finance, Chief Financial Officer

POLARIS ACCEPTANCE, an Illinois general partnership (“PA”)
By:	Polaris Acceptance Inc.
Its General Partner

By:	/s/ Michael Malone
	Name:	Michael Malone
	Title:	Vice President — Finance, Chief Financial Officer

By:	CDF Joint Ventures, Inc.
Its General Partner

By:	/s/ John E. Peak
	Name:	John E. Peak
	Title:	Vice President

Amended and Restated
Manufacturer’s Repurchase Agreement